                             [RUSH ENTERPRISES LOGO]


                                 555 IH 35 SOUTH
                             NEW BRAUNFELS, TX 78130


                                 April 12, 2001


Dear Stockholder:

         On behalf of the Board of Directors, I cordially invite you to attend the 2001 Annual Meeting of the Stockholders of Rush Enterprises, Inc. The Annual Meeting will be held Tuesday May 15, 2001, at the Plaza Club Frost National Bank Building, 21st Floor, San Antonio, TX 78205. The formal Notice of Annual Meeting is set forth in the enclosed material.

         The matters expected to be acted upon at the meeting are described in the attached Proxy Statement. Following the meeting, stockholders will have the opportunity to ask questions and comment on Rush Enterprises, Inc.'s operations.

         It is important that your views be represented whether or not you are able to be present at the Annual Meeting. Please sign and return the enclosed proxy card promptly.

         We appreciate your investment in Rush Enterprises, Inc. and urge you to return your proxy card as soon as possible.

                                       Sincerely,

                                       /s/ W. Marvin Rush

                                       W. Marvin Rush
                                       CHAIRMAN OF THE BOARD AND
                                       CHIEF EXECUTIVE OFFICER

                             RUSH ENTERPRISES, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Rush Enterprises, Inc. (the "Company") will be held on Tuesday, May 15, 2001, at 10:00 a.m., central time, at the Plaza Club, Frost National Bank Building, 21st Floor, San Antonio, TX 78205, for the following purposes:


     o to elect six (6) directors to serve until the next annual meeting of shareholders or until their successors are elected and qualified;

     o a proposal to ratify the appointment of Arthur Andersen LLP as independent public accountants of the Company for the fiscal year ending December 31, 2001; and

     o to consider and act upon any other matter which may properly come before the meeting or any adjournment thereof. The Board of Directors is presently unaware of any other business to be presented to a vote of the shareholders at the Annual Meeting.

         Information with respect to the above matters is set forth in the Proxy Statement that accompanies this Notice.

         The Board of Directors of the Company has fixed the close of business on April 4, 2001, as the record date for determining shareholders entitled to notice of and to vote at the meeting. A complete list of the shareholders entitled to vote at the meeting will be maintained at the Company's principal executive offices during ordinary business hours for a period of ten (10) days prior to the meeting. The list will be open to the examination of any shareholder for any purpose germane to the meeting during this time. The list will also be produced at the time and place of the meeting and will be open during the whole time thereof.

                                       By Order of the Board of Directors,

                                       /s/ W. Marvin Rush

                                       W. MARVIN RUSH
                                       CHAIRMAN OF THE BOARD AND
                                       CHIEF EXECUTIVE OFFICER
San Antonio, Texas
April 12, 2001


                                    IMPORTANT

         YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. EVEN IF YOU PLAN TO BE PRESENT, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY YOUR PROXY.

                             RUSH ENTERPRISES, INC.

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD ON MAY 15, 2001

GENERAL INFORMATION

         This Proxy Statement and the accompanying proxy are furnished to the shareholders of Rush Enterprises, Inc., a Texas corporation (the "Company" or "Rush"), in connection with the solicitation by the Board of Directors of proxies for use at the Annual Meeting of Shareholders (the "Annual Meeting" or "Meeting") to be held on Tuesday, May 15, 2001, at 10:00 a.m., central time, at the Plaza Club, Frost National Bank Building, 21st Floor, San Antonio, TX 78205, and at any adjournment or postponement thereof, for the purposes set forth in the foregoing Notice of Annual Meeting of Shareholders. Properly executed proxies received in time for the Meeting will be voted.

         The securities of the Company entitled to vote at the Annual Meeting consist of shares of common stock, $.01 par value (the "Common Stock"). At the close of business on April 4, 2001 (the "Record Date"), there were outstanding and entitled to vote 7,002,044 shares of Common Stock. The holders of record of Common Stock on the Record Date will be entitled to one vote per share. The Company's Articles of Incorporation do not permit cumulative voting in the election of directors.

         The Annual Report to Shareholders for the year ended December 31, 2000, has been or is being furnished with this Proxy Statement, which is being mailed on or about April 12, 2001, to the holders of record of Common Stock on the Record Date. The Annual Report to Shareholders does not constitute a part of the proxy materials.

VOTING AND PROXY PROCEDURES

         Properly executed proxies received in time for the Meeting will be voted. Shareholders are urged to specify their choices on the proxy, but if no choice is specified, eligible shares will be voted for the election of the six nominees for director named herein and for ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending December 31, 2001. At the date of this Proxy Statement, management of the Company knows of no other matters which are likely to be brought before the Annual Meeting. However, if any other matters should properly come before the Annual Meeting, the persons named in the enclosed proxy will have discretionary authority to vote such proxy in accordance with their best judgment on such matters.

         If the enclosed form of proxy is executed and returned, it may nevertheless be revoked by a later-dated proxy or by written notice filed with the Secretary at the Company's executive offices at any time before the enclosed proxy is exercised. Shareholders attending the Annual Meeting may revoke their proxies and vote in person. The Company's executive offices are located at 555 IH 35 South, New Braunfels, Texas 78130 and the Company's mailing address is P.O. Box 34630, San Antonio, Texas 78265-4630.

         The holders of a majority of the total shares of Common Stock issued and outstanding at the close of business on the Record Date, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. The affirmative vote of a plurality of the total shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the election of directors, and the affirmative vote of a majority of the total shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the ratification of the appointment of Arthur Andersen LLP and any other matters as may properly come before the Annual Meeting or any adjournment thereof.

         Abstentions are counted toward the calculation of a quorum, but are not treated as either a vote for or against a proposal. Any unvoted position in a brokerage account will be considered as not voted and will not be counted toward fulfillment of quorum requirements.

         The cost of solicitation of proxies will be paid by the Company. In addition to solicitation by mail, proxies may be solicited by the directors, officers and employees of the Company, without additional compensation (other than reimbursement of out-of-pocket expenses), by personal interview, telephone, telegram or otherwise. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries who hold the voting securities of record for the forwarding of solicitation materials to the beneficial owners thereof. The Company will reimburse such brokers, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

OWNERSHIP OF COMMON STOCK

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

         The following table sets forth as of March 19, 2001, certain information with respect to the Company's Common Stock beneficially owned by each shareholder known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock, each of its directors and nominees for director, each executive officer named in the Summary Compensation Table and by all its directors and executive officers as a group. Such persons have sole voting power and sole dispositive power with respect to all shares set forth in the table unless otherwise specified in the footnotes to the table.


                                                                                AMOUNT AND NATURE
                                                                                  OF BENEFICIAL
         NAME AND ADDRESS OF BENEFICIAL OWNER(1)                                    OWNERSHIP          PERCENT(2)
         ---------------------------------------                                -----------------      ----------
      W. Marvin Rush................................................               2,771,156(3)          39.5%
      PACCAR Inc....................................................               1,000,000             14.3%
      Dimensional Fund Advisors Inc.(4).............................                 435,300              6.2%
      William D. Witter, Inc.(5)....................................                 396,700              5.7%
      Edward  Donahue  Sr.(6).......................................                 355,556              5.1%
      John D. Rock..................................................                  61,000(7)             *
      Ronald J. Krause..............................................                  60,000(7)             *
      Harold D. Marshall............................................                  45,000(8)             *
      Robin M. Rush.................................................                  12,600(9)             *
      W. M. "Rusty" Rush............................................                  12,202(10)            *
      David C. Orf..................................................                  11,013(11)            *
      Daryl J. Gorup................................................                   4,605(12)            *
      All executive officers and directors as a group
         (fifteen persons, including the executive officers
         and directors listed above)................................               3,020,357             41.9%



*    Represents less than 1% of the issued and outstanding shares of Common
     Stock.
(1) Except as otherwise noted, the street address of the named beneficial owner is 555 IH 35 South, New Braunfels, Texas 78130.
(2) Based on a total of 7,002,044 shares of Common Stock issued and outstanding on April 4, 2001, plus vested options issuable under the Company's 1997 Non-Employee Director Stock Option Plans and the Company's Long-term Incentive Plan.
(3)  Includes 2,001,833 shares of Common Stock held by 3MR Partners LP, of which
     W. Marvin Rush is the general partner, and 19,323 shares issuable upon the exercise of options granted pursuant to the Company's Long-term Incentive Plan.
(4) The address for Dimensional Fund Advisors Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.
(5) The address for William D. Witter, Inc. is One Citicorp Center, 153 East 53rd Street, New York, New York, 10022.
(6) Represents 273,779 shares, 28,444 shares, and 53,333 shares of Common Stock held by Southwest Peterbilt, Inc., Southwest Truck Center, Inc., and New Mexico Peterbilt, Inc., respectively. Edward Donahue Sr. is the majority shareholder and chairman of the board of these companies and therefore has voting power of the shares. The address for Edward Donahue Sr. is 2600 W. McDowell Rd, Phoenix, Arizona 85009.
(7) Includes 40,000 shares issuable upon the exercise of options granted pursuant to the Company's 1997 Non-Employee Director Stock Option Plan.
(8) Includes 20,000 shares issuable upon the exercise of options granted pursuant to the Company's 1997 Non-Employee Director Stock Option Plan.
(9) Includes 11,161 shares issuable upon the exercise of options granted pursuant to the Company's Long-term Incentive Plan.
(10) Includes 6,950 shares issuable upon the exercise of options granted pursuant to the Company's Long-term Incentive Plan.
(11) Includes 11,013 shares issuable upon the exercise of options granted pursuant to the Company's Long-term Incentive Plan.
(12) Includes 3,333 shares issuable upon the exercise of options granted pursuant to the Company's Long-term Incentive Plan.

                    MATTERS TO COME BEFORE THE ANNUAL MEETING



PROPOSAL 1: ELECTION OF DIRECTORS

         Six directors (constituting the entire Board) are to be elected at the Annual Meeting. All of the nominees named below are now directors of the Company. All nominees have consented to be named and have indicated their intent to serve if elected.



                                                            NOMINEES
                                                            ---------                                    SERVED AS A
NAME                                 AGE         POSITIONS AND OFFICES WITH THE COMPANY                  DIRECTOR SINCE
----                                 ---         --------------------------------------                  --------------
W. Marvin Rush                        62         Chairman of the Board,                                  1965
                                                 Chief Executive Officer and Director

W. M. "Rusty" Rush                    42         President and Director                                  1996

Robin M. Rush                         41         Executive Vice President,                               1996
                                                 Secretary, Treasurer and Director

Ronald J. Krause                      73         Director                                                1996

John D. Rock                          65         Director                                                1997

Harold D. Marshall                    65         Director                                                1999


         Biographical information on the nominees is set forth below under "Further Information -- Board of Directors, Executive Officers and Nominees for Board of Directors."

         It is the intention of the persons named in the enclosed proxy to vote such proxy for the election of such nominees. Management of the Company does not contemplate that any of such nominees will become unavailable for any reason, but if that should occur before the meeting, proxies that do not withhold authority to vote for directors will be voted for another nominee, or other nominees, in accordance with the best judgment of the person or persons appointed to vote the proxy.

         The enclosed form of proxy provides a means for the holders of Common Stock to vote for each of the nominees listed therein, to withhold authority to vote for one or more of such nominees or to withhold authority to vote for all nominees. Each properly executed proxy received in time for the Meeting will be voted as specified therein, or if a shareholder does not specify in his or her executed proxy how the shares represented by his or her proxy are to be voted, such shares shall be voted for the nominees listed therein or for other nominees as provided above. The director nominees receiving a plurality of the votes cast at the Annual Meeting will be elected as directors. Abstentions and broker non-votes will not be treated as a vote for or against any particular director nominee and will not affect the outcome of the election.

COMMITTEES OF THE BOARD OF DIRECTORS

         The business of the Company is managed under the direction of its Board of Directors. The Company's Board of Directors has established two standing committees: Audit and Compensation.

         The Audit Committee recommends the selection of and confers with the Company's independent accountants regarding the scope and adequacy of annual audits, reviews reports from the independent accountants and meets with the independent accountants and with the Company's financial personnel to review the adequacy of the Company's accounting principles, financial controls and policies. The Audit Committee in 2000 consisted of three non-employee directors:
Ronald J. Krause, John D. Rock, Harold D. Marshall.

         The Compensation Committee reviews the Company's compensation philosophy and programs, exercises authority with respect to the payment of direct salaries and incentive compensation to directors and officers of the Company and administers the Company's Long-Term Incentive Plan (the "Incentive Plan"). The Compensation Committee in 2000 consisted of three non-employee directors: Ronald J. Krause, John D. Rock, Harold D. Marshall.

MEETINGS OF THE BOARD OF DIRECTORS

         During 2000, the Board of Directors met four times. The Compensation Committee met twice during 2000 and the Audit Committee met four times during 2000. Each of the directors of the Company attended at least 75% of the aggregate of the meetings of the Board of Directors and committees of which he was a member.

COMPENSATION OF DIRECTORS

         In 1997, the Company adopted and the shareholders approved the 1997 Non-Employee Director Stock Option Plan (the "Plan"). Pursuant to the Plan, each person who is elected or re-elected as a non-employee director receives an option to purchase 10,000 shares of Common Stock as of the date such director is elected or re-elected as a director of the Company, if such election takes place at an annual meeting of shareholders, or as of the date of the first annual meeting of shareholders subsequent to such director's election, if such election does not occur at an annual meeting of shareholders. The aggregate number of shares with respect to which options may be granted under the Plan shall not, in any event, exceed 300,000 shares. Each option is granted at the closing price of the Common Stock as reported by The Nasdaq Stock Market on the date of grant and fully vests on the date of grant.

         For fiscal 2000, each non-employee member of the Board of Directors received options pursuant to the terms of the Plan, $1,000 per day in which a director renders services on behalf of the Company and reimbursement for travel expenses to and from the meetings.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION
             OF THE INDIVIDUALS NOMINATED FOR ELECTION AS DIRECTORS

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors, upon recommendation of its Audit Committee, has appointed the firm of Arthur Andersen LLP to serve as independent public accountants of the Company for the fiscal year ending December 31, 2001. Although shareholder ratification is not required, the Board of Directors has directed that such appointment be submitted to the shareholders of the Company for ratification at the Annual Meeting. Arthur Andersen LLP has served as independent public accountants of the Company with respect to the Company's consolidated financial statements for the years ended December 31, 1996, through 2000, and is considered by management of the Company to be well qualified. If the shareholders do not ratify the appointment of Arthur Andersen LLP, the Board of Directors may reconsider the appointment.

         Representatives of Arthur Andersen LLP will be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

         Assuming the presence of a quorum, ratification of the appointment of Arthur Andersen LLP requires the affirmative vote of a majority of the votes cast by the holders of shares of Common Stock entitled to vote in person or by proxy at the Annual Meeting. Abstentions and broker non-votes will not be considered as a vote for or against the proposal and therefore will have no effect on the outcome of the proposal. Proxies will be voted for or against such approval in accordance with specifications marked thereon, and if no specification is made, the proxies will be voted for such approval.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS
           OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001

                               FURTHER INFORMATION

BOARD OF DIRECTORS, EXECUTIVE OFFICERS AND NOMINEES FOR BOARD OF DIRECTORS

         Set forth below is information with respect to each director, executive officer and nominees for directors of the Company as of March 19, 2001. The executive officers are elected by the Board of Directors and serve at the discretion of the Board.


NAME                                                        AGE        POSITION
----                                                        ---        --------
W. Marvin Rush                                               62        Chairman of the Board, Chief Executive Officer and Director

W. M. "Rusty" Rush                                           42        President and Director

Robin M. Rush                                                41        President, Executive Vice President, Secretary, Treasurer
                                                                       and Director

J. M. "Spike" Lowe                                           57        Senior Vice President -- Corporate Development

David C. Orf                                                 51        Senior Vice President -- Sales and Marketing

Brent Hughes                                                 58        Senior Vice President -- Financial Services

Daryl J. Gorup                                               52        Senior Vice President -- Dealership Operations

Ernie Bendele                                                57        Vice President -- Used Trucks

Louis Liles                                                  58        Vice President -- Corporate Administration

John Hiltabiddle                                             56        Controller

Ralph West                                                   54        Vice President -- Leasing and Rental Operations

Martin A. Naegelin, Jr.                                      37        Vice President -- Chief Financial Officer

Randolph F. Goss                                             48        Vice President -- Construction Equipment Division

Ronald J. Krause                                             73        Director(1)(2)

John D. Rock                                                 65        Director(1)(2)

Harold D. Marshall                                           65        Director(1)(2)


------------

(1)      Member of the Audit Committee.
(2)      Member of the Compensation Committee.

         W. MARVIN RUSH founded the Company in 1965. He served as President from inception until November 1995, and has served as Chairman of the Board and Chief Executive Officer since November 1995. He also served on the Peterbilt dealer council from 1984-1987 and was elected its Chairman in 1987. He was also active on the PacLease Executive Committee from 1989-1992 and was Chairman in 1992. Other honors include the Peterbilt Dealer of the Year in 1986, 1987 and 1988, as well as the Midranger Dealer of the Year in 1989. His highest Peterbilt honor was being named North American Peterbilt Dealer of the Year for the 1993-1994 and the 2000-2001 years.

         W. M. "RUSTY" RUSH served as Vice President and Executive Vice President of the Company from 1990 until November 1995 and has served as President of the Company since November 1995. For the past several years he has overseen the sales and finance departments. He is responsible for the total operations of the Company's heavy duty truck segment.

         ROBIN M. RUSH has been with the Company since 1991, and served as Vice President and general manager of the Company from 1993 until November 1995. Mr. Rush has served as Secretary and Treasurer of the Company since October 1995 and as Executive Vice President of the Company since November 1995. He is presently the President of

Rush Equipment Centers, and is responsible for the operations of the Company's construction equipment segment and the Company's retail division.

         DAVID C. ORF has served as Vice President of Sales and Marketing of the Company since 1993 and in October 1996 Mr. Orf was promoted to Senior Vice President of Sales and Marketing. Mr. Orf was the general manager of the Company's Houston, Texas facilities until January 1996. Prior to joining the Company, Mr. Orf served as the Southeast region manager of Peterbilt Motors Company, a division of PACCAR.

         DARYL J. GORUP has served as Senior Vice President of Dealership Operations of the Company since January 1997. Prior to joining the Company, Mr. Gorup had served for 15 years in various executive positions with Peterbilt Motors Company, including General Sales Manager.

         MARTIN A. NAEGELIN, JR. has served as Vice President and Chief Financial Officer since January 1997. Prior to joining the Company, Mr. Naegelin served as Vice President of Investor Relations and Corporate Development of Norwood Promotional Products, Inc. Mr. Naegelin had seven years of public accounting experience prior to joining Norwood in 1993.

         LOUIS LILES has been with the Company since December 1995 and has served as vice president of the Company since September 1997. Prior to joining the Company, Mr. Liles was employed for 17 years, most recently serving as the Senior Vice President of Operations, of Kerr Consolidated, Inc., which operated two Peterbilt dealerships and was acquired by the Company in December 1995. In his current capacity, Mr. Liles is responsible for the corporate administration function, which includes human resources and legal oversight.

         BRENT HUGHES served as Vice President of Financial Services since 1993 and in September 1997 Mr. Hughes was promoted to Senior Vice President. He is in charge of all secured financing for the Company. Mr. Hughes was with Associates Commercial Corporation for 22 years, was Branch Manager in New York City, and later in San Antonio, and was Senior Vice President of the Western Region when he left to join the Company in 1992.

         J. M. "SPIKE" LOWE has been with the Company since 1968, and has served as a Vice President of the Company since 1994 and was promoted to Senior Vice President in 1999. Currently he is responsible for acquisitions and all open account and unsecured lending for the Company.

         ERNIE BENDELE has been with the Company since 1984 and has served as a Vice President of the Company since October 1996. Mr. Bendele is responsible for procurement, inventory control and marketing of used trucks nationwide.

         RALPH WEST has been with the Company since 1994 and has served as a Vice President of the Company responsible for all leasing and rental operations since that time. Prior to joining the Company, Mr. West had been with Ryder Truck Rentals. During his 28 years at Ryder Truck Rentals, Mr. West served in various executive positions, with the last 14 years as Vice President.

         JOHN HILTABIDDLE, CPA has served as the Controller of the Company since December 1993. Mr. Hiltabiddle served as the Controller of two large automobile dealerships from 1989 until December 1993, and from 1984 until 1989, respectively. Mr. Hiltabiddle had 12 years of public accounting experience prior to joining the automobile dealership in 1984.

         RANDOLPH F. GOSS, has served as the Vice President and Chief Operating Officer of the Company's construction equipment division since April 1999. Prior to joining the Company, Mr. Goss worked for RDO, Inc., serving as the Senior Vice President of their Texas division and later, as Executive Vice President of their construction equipment division.

         HAROLD D. MARSHALL has served as a director of the Company since February 1999. Mr. Marshall served as President and Chief Operating Officer of Associates First Capital Corporation ("The Associates") from May 1996 to January 1999, and has served as a Director of the Associates. Mr. Marshall joined The Associates in 1961 and organized their Transportation Division in 1974. Mr. Marshall serves as Vice Chairman of the American Trucking Association Foundation Board of Directors, as a Member of the American Trucking Association Foundation Executive Committee, as Trustee Emeritus of the Hudson Institute, and on the Board of Trustees of the Dallas Museum of Art.

         RONALD J. KRAUSE has served as a director of the Company since June 1996. Mr. Krause served as President of Associates Commercial Corporation from 1976 until 1981 and President and Chief Operating Officer of Associates Corporation of North America from 1981 until 1989. Mr. Krause also was Vice Chairman of the Board of Directors of Associates of North America from 1988 until his retirement in 1989.

         JOHN D. ROCK has served as a director of the Company since April 1997. Mr. Rock served as a Vice President of General Motors Corporation from 1991 until his retirement from General Motors Corporation after over 36 years of service. While at General Motors Corporation, Mr. Rock held various executive positions in sales, service and marketing. Mr. Rock has also served as a member of the Board of Directors of Volvo - GM Heavy Truck Corporation.

         W. M. "Rusty" Rush and Robin M. Rush are  brothers  and the sons of
W. Marvin Rush. There are no other family relationships among the executive officers and directors of the Company.

         All directors of the Company hold office until the next annual meeting of shareholders and the election and qualification of their successors. Each officer of the Company was chosen by the Board of Directors and serves at the pleasure of the Board of Directors until his or her successor is appointed or until his or her earlier resignation or removal in accordance with applicable law.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee is responsible for making all compensation decisions for the named executives including determining base salary and annual incentive compensation amounts and granting stock options and other stock-based compensation under the Company's Long-Term Incentive Plan (the "Incentive Plan").

         OVERALL OBJECTIVES OF THE EXECUTIVE COMPENSATION PROGRAM

         The purpose of the Company's compensation plan is to attract, retain and motivate key management employees. It is the philosophy of the Company to pay its executives at levels commensurate with both Company and individual performance. A primary consideration in developing the Company's executive compensation programs is to link the long-term financial interests of executives with those of the Company and its shareholders. The Compensation Committee reviews compensation for comparable organizations in order to establish the Company's total compensation program and determine awards under the Incentive Plan.

         In 2000, the total compensation program for the Company's top executives, approved by the Company's Board of Directors, consisted of a base salary and bonus for each of such executives.

         BASE SALARY PROGRAM

         It is the Company's policy to establish salaries at a level approximating the average of the competitive levels in comparable organizations and to provide annual salary increases reflective of the executive's performance, level of responsibility and position with the Company. In 2000, W. Marvin Rush received a base salary of $684,166.

         ANNUAL INCENTIVE

         Each year, the Compensation Committee evaluates the performance of the Company as a whole, as well as the performance of each individual executive. Factors considered include revenue growth, net profitability and cost control. The Compensation Committee does not utilize formalized mathematical formulae, nor does it assign weightings to these factors. The Compensation Committee, in its sole discretion, determines the amount, if any, of incentive payments to each executive. The Compensation Committee believes that the Company's growth in revenue and profitability requires subjectivity on the part of the Committee when determining incentive payments. The Compensation Committee believes that specific formulae restrict flexibility. W. Marvin Rush received a $240,000 bonus from the Company for services performed on behalf of the Company during 2000.

         LONG-TERM INCENTIVE PLAN

         The Company adopted its Incentive Plan in 1996 prior to its initial public offering, and the shareholders of the Company approved the Incentive Plan at the 1998 Annual Meeting of Shareholders. The Incentive Plan permits the Company to make grants of stock options, restricted stock, performance shares and other awards to employees as part of the Company's overall incentive compensation program. The Incentive Plan is intended to attract, retain and motivate key management personnel and to align the interest of the executives with those of shareholders. The overall long-term incentive grant levels are established by reviewing the number of shares reserved for such plans by comparable organizations. Individual long-term incentive grants are based on the employee's position in the Company and responsibility level. In 2000, W. Marvin Rush was granted an option for 28,000 shares under the Incentive Plan.

         SECTION 162(m)

         Section 162(m) of the Code currently imposes a $1 million limitation on the deductibility of certain compensation paid to each of the Company's five highest paid executives. Excluded from this limitation is compensation that is "performance based." For compensation to be performance based it must meet certain criteria, including being based on predetermined objective standards approved by shareholders. In general, the Company believes that compensation relating to options granted under the Incentive Plan should be excluded from the $1 million limitation calculation. Compensation relating to the Company's incentive compensation awards do not currently qualify for exclusion from the limitation, given the discretion that is provided to the Committee in establishing the performance goals for such awards. The Committee believes that maintaining the discretion to evaluate the performance of the Company's management is an important part of its responsibilities and inures to the benefit of the Company's shareholders. The Committee, however, intends to take into account the potential application of Section 162(m) with respect to incentive compensation awards and other compensation decisions made by it in the future.

         CONCLUSION

         The Compensation Committee believes these executive compensation policies serve the interests of the shareholders and the Company effectively. The Committee believes that the various pay vehicles offered are appropriately balanced to provide increased motivation for executives to contribute to the Company's overall future successes, thereby enhancing the value of the Company for the shareholders' benefit.

                COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

                               Harold D. Marshall
                                Ronald J. Krause
                                  John D. Rock

AUDIT COMMITTEE REPORT

Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Acto fo 1933 or the Securities Exchange Act of 1934, the following report of the Audit Committee shall not be incorporated by reference into any such filings and shall not otherwise be deemed filed under such acts.

The Audit Committee has:
-    Reviewed and discussed the audited financial statements with management.
- Discussed with the independent auditors the matters required to be discussed by generally accepted audit standards.
- Received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1.
- Considered whether the provision of non-audit services is compatible with maintaining the auditors' independence.
-    Discussed with the independent auditors the auditors' independence.
- Based on the review and discussions above, recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

The Board of Directors has determined that the members of the Audit Committee are independent, in accordance with the standards established by the NASDAQ National Market. The Audit Committee has adopted a written charter. The charter is included as Exhibit A to this proxy statement. The Audit Committee met four times in the last fiscal year.

Audit Fee Summary:
- Arthur Andersen LLP billed the Company an aggregate of $73,000 in fees for professional services rendered in connection with the audit of the Company's financial statements for the year ended December 31, 2000 and the reviews of the financial statements included in each of the Company's Quarterly Reports on Form 10-Q during the year ended December 31, 2000.
- Arthur Andersen LLP did not provide any services related to financial information systems design and implementation during 2000.
- Arthur Andersen LLP billed the Company an aggregate of $5,000 in fees for other services rendered to the Company for the year ended December 31, 2000 primarily related to accounting and tax compliance and consulting, acquisitions and divestitures.

The members of the Audit Committee during 2000 were John D. Rock, Ronald J. Krause and Harold D. Marshall.

EXECUTIVE COMPENSATION

         The following table summarizes all compensation awarded to, earned by or paid for services rendered to the Company in all capacities during the years ended December 31, 1998, 1999 and 2000 by the Company's Chief Executive Officer and the Company's four other most highly compensated executive officers during 2000 (the "named executive officers").


                           SUMMARY COMPENSATION TABLE
                                                                                                 LONG-TERM
                                                                                               COMPENSATION
                                                          ANNUAL COMPENSATION                     AWARDS
                                                          -------------------                  ------------
                                                                                                SECURITIES
                                    FISCAL                                 OTHER ANNUAL         UNDERLYING          ALL OTHER
NAME AND PRINCIPAL POSITION          YEAR       SALARY         BONUS      COMPENSATION(1)       OPTIONS (#)      COMPENSATION(2)
---------------------------          ----       ------         -----      ---------------       -----------      ---------------
W. Marvin Rush                       2000     $684,166(3)    $240,000            -                28,000              $5,250
  Chairman of the Board and          1999     $616,708(4)    $600,000            -                13,850              $5,000
  Chief Executive Officer            1998     $577,152(5)    $500,000            -                20,470              $2,500

W. M. "Rusty" Rush                   2000      $259,292      $ 88,000            -                10,050              $5,250
  President                          1999      $236,944      $220,000            -                 5,000              $5,000
                                     1998      $189,000      $200,000            -                11,570              $3,210

Robin M. Rush                        2000      $215,797      $ 66,000            -                 7,650              $5,250
  Executive Vice President           1999      $195,983      $165,000            -                 3,800              $5,000
                                     1998      $146,000      $150,000            -                 8,010              $3,597

David C. Orf                         2000      $185,181      $ 87,500            -                 4,750              $5,250
 Senior Vice President               1999      $169,181      $194,000            -                 4,225              $5,000
                                     1998      $159,960      $176,000            -                11,125              $2,790

Daryl J. Gorup                       2000      $201 847      $ 61,000            -                 4,500              $2,625
  Senior Vice President              1999      $197,047      $148,250            -                 4,000              $2,500
                                     1998      $189,177      $130,000            -                10,000              $2,500


---------------

(1) Consists of prerequisites which aggregate less than the lesser of $50,000 or 10% of the salary and bonus for the named executive officer.
(2)  Consists of matching contributions to the Company's 401(k) plan.
(3) Of such amount, $109,903 represents amounts paid with respect to salary and benefits of employees of the Company performing personal services exclusively for Mr. Rush.
(4) Of such amount, $103,221 represents amounts paid with respect to salary and benefits of employees of the Company performing personal services exclusively for Mr. Rush. Does not include $93,988 distributed to Mr. Rush in connection with an error discovered, in 1999, in the calculation in the distribution due from the Company to Mr. Rush on undistributed, accumulated income of the Company prior to the initial public offering of the Company in 1996.
(5) Of such amount, $83,604 represents amounts paid with respect to salary and benefits of employees of the Company performing personal services exclusively for Mr. Rush.

STOCK OPTION GRANTS IN FISCAL 2000

         The following table provides certain information related to options granted by the Company to the named executive officers during fiscal 2000.







                                                                                                    POTENTIAL REALIZABLE
                                  INDIVIDUAL GRANTS                                                    VALUE AT ASSUMED
                         ---------------------------------------------------                           ANNUAL RATES OF
                                                 % OF TOTAL                                              STOCK PRICE
                                                   OPTIONS                                            APPRECIATION FOR
                         NUMBER OF SECURITIES    GRANTED TO      EXERCISE OR                            OPTION TERM(1)
                         UNDERLYING OPTIONS     EMPLOYEES IN     BASE PRICE     EXPIRATION      -----------------------------
NAME                         GRANTED (#)         FISCAL 2000       ($/SH)          DATE            5%($)              10%($)
----                     --------------------   ------------     -----------    ----------      ---------         ----------
W. Marvin Rush                 28,000               8.81            7.00          3/15/10         123,263            312,374
W. M. "Rusty" Rush             10,050               3.16            7.00          3/15/10          44,243            112,140
Robin M. Rush                   7,650               2.41            7.00          3/15/10          33,677             85,345
David C. Orf                    4,750               1.49            7.00          3/15/10          20,911             52,992
Daryl J. Gorup                  4,500               1.42            7.00          3/15/10          19,810             50,203


-------------

(1) The potential realizable value is calculated based on the term of the option and is calculated by assuming that the fair market value of Common Stock on the date of the grant as determined by the Board appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and the Common Stock received therefor is sold on the last day of the term of the option for the appreciated price. The 5% and 10% rates of appreciation are derived from the rules of the Commission and do not reflect the Company's estimate of future stock price appreciation. The actual value realized may be greater than or less than the potential realizable values set forth in the table.

AGGREGATED OPTION EXERCISES IN FISCAL 2000 AND FISCAL YEAR-END OPTION VALUES

         The following table provides information related to options exercised by the named executive officers of the Company during fiscal 2000 and the number and value of options held at fiscal year end.


                                                              NUMBER OF SECURITIES          VALUE OF UNEXERCISED IN-
                                                             UNDERLYING UNEXERCISED           THE-MONEY OPTIONS AT
                         SHARES ACQUIRED                     OPTIONS AT FY-END (#)                FY-END($)(1)
                          UPON OPTION         VALUE       ----------------------------    -----------------------------
 NAME                      EXERCISE(#)     REALIZED($)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE     UNEXERCISABLE
-----                    ---------------   -----------    -----------    -------------    -----------     -------------
W. Marvin Rush                  0               0            6,244          74,826             0                0

W. M. "Rusty" Rush              0               0            3,649          33,928             0                0

David C. Orf                    0               0            3,649          27,408             0                0

Robin M. Rush                   0               0            1,265          23,742             0                0

Daryl J. Gorup                  0               0              0            18,500             0                0



------------

(1) The closing price of the Company's common stock on December 31, 2000 was $3.50.

EMPLOYEE BENEFIT PLANS

         INCENTIVE PLAN

         In April 1996, prior to the initial public offering of the Company's Common Stock, the Board of Directors and shareholders adopted the Incentive Plan. The shareholders of the Company approved the Incentive Plan at the 1998 Annual Meeting of Shareholders

         401(k) PLAN AND OTHER EMPLOYEE BENEFITS

         The Company has a defined contribution pension plan (the Rush Plan) which is available to all Company employees and the employees of certain affiliates. As of June 30th and December 31st of every year, each employee who has completed one year of continuous service is entitled to enter the Rush Plan. Participating employees may contribute from 1 percent to 15 percent of total gross compensation (up to a maximum dollar amount established in accordance with Section 401(k) of the Internal Revenue Code of 1986, as amended). The Company, at is discretion, matches an amount equal to 25 percent of the employees' contributions for those employees with less than five years of service and an amount equal to 50 percent of the employees' contributions for those employees with more than 5 years of service. The aggregate amount of the Company's contributions for 2000 under these plans was $1,588,000 million of which amount $5,250 was for the account of W. Marvin Rush.

EMPLOYMENT AGREEMENTS AND CHANGE-OF-CONTROL ARRANGEMENTS

         The Company has entered into employment agreements with W. Marvin Rush, W. M. "Rusty" Rush and Robin M. Rush which each provides a four-year term, subject to automatic extension for an additional one year on each anniversary of the agreements. These employment agreements are subject to early termination as provided therein, including termination by the Company for "cause" (as defined in the employment agreements) or termination by W. Marvin Rush, W. M. "Rusty" Rush or Robin M. Rush, as applicable, for "good reason" (as defined in the employment agreements). The employment agreements provide for minimum annual base salaries as follows: W. Marvin Rush -- $525,000, W. M. "Rusty" Rush -- $150,000 and Robin M. Rush -- $108,000. In 2000, W.M. "Rusty" Rush and Robin M. Rush received a base salary of $259,292 and $215,797, respectively. The employment agreements also provide for bonuses at the discretion of the Compensation Committee of the Board.

         The employment agreements with W. Marvin Rush, W. M. "Rusty" Rush and Robin M. Rush provide that if the Company terminates their employment without cause (including the Company's election to not extend the employment agreements at any renewal date) or within two years of a change in control, or if they resign their employment for "good reason" (as defined in the employment agreements), they will be entitled to receive, at their election, either a lump-sum payment in the amount equal to their base salary for the unexpired term of their agreements or continuation of their base salary and benefits through the unexpired term of their agreements. A change of control is deemed to have occurred if (i) more than 30% of the combined voting power of the Company's then outstanding securities is acquired, directly or indirectly, or (ii) at any time during the 24-month period after a tender offer, merger, consolidation, sale of assets or contested election, or any combination of such transactions, at least a majority of the Company's Board of Directors shall cease to consist of "continuing directors" (meaning directors of the Company who either were directors prior to such transaction or who subsequently became directors and whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least two-thirds of the directors then still in office who were directors prior to such transaction), or (iii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 60% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (iv) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement of sale or disposition by the Company of all of the Company's assets.

         The Company has also entered into employment agreements with David C. Orf and Daryl Gorup, which provide for minimum annual base salaries as follows:
David C. Orf -- $129,000, and Daryl Gorup -- $180,000. In 2000, Mr. Orf and Mr. Gorup received a base salary of $185,181 and $201,847, respectively. The employment agreements also provide for incentive bonuses at the discretion of the Compensation Committee of the Company. The employment agreements are terminable by the Company upon 12 months' prior written notice or, in lieu thereof, immediately terminable upon the payment to the employee of 12 months of his then effective base salary and an amount equal to a percentage of the bonus received by the employee during the preceding year, with such percentage determined according to the number of years of service of the employee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The members of the Compensation Committee during 2000 were John D. Rock, Ronald J. Krause and Harold D. Marshall.

PERFORMANCE GRAPH

         The Company's Common Stock has been traded publicly since June 6, 1996. Prior to such date, there was no established market for its Common Stock. The following Performance Graph compares the Company's cumulative total shareholder return on its Common Stock from June 7, 1996, through December 31, 2000, to the Standard Poor's 500 Stock Index and to a Peer Group of other public companies over the same period. The Peer Group is comprised of the following companies:
Cross Continent Auto Retailers, Inc., Holiday RV Superstores, Inc., Lithia Motors, Inc., Paccar, Inc., Travis Boats & Motors, Inc., United Auto Group, Inc. and Werner Enterprises, Inc.

                      COMPARISON OF CUMULATIVE TOTAL RETURN



                                  [LINE CHART]




                              12/1996   12/1997   12/1998   12/1999   12/2000
                              -------   -------   -------   -------   -------
Rush Enterprises, Inc.           85.7      57.1      78.6     103.6      25.0
S&P 500 Stocks                  111.5     148.7     191.9     232.4     211.7
Self-Determined Peer Group      122.6     111.7      79.1      62.8      59.8



         The foregoing graph is based on historical data and is not necessarily indicative of future performance. This graph shall not be deemed to be "soliciting material" or to be "filed" with the Commission or subject to Regulations 14A and 14C under the Exchange Act or to the liabilities of Section 18 under the Exchange Act.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires that the Company's directors, executive officers and persons who own more than 10 percent of a registered class of the Company's equity securities file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, executive officers and greater than 10 percent shareholders are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on a review of the copies of the Section 16(a) reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2000, all Section 16(a) filing requirements applicable to its directors, executive officers and greater than 10 percent beneficial owners were complied with: J. M. "Spike" Lowe filed a late Form 4 reporting a single transaction, and Robin M. Rush filed a late Form 4 reporting three transactions.


                              CERTAIN TRANSACTIONS

         Under Article 21.14 of the Texas Insurance Code ("TIC"), every officer, director and shareholder of a corporation licensed to act as a local recording agent must be individually licensed to act as an insurance agent. An insurance agent is required to be a resident of the State of Texas and pass an examination for a local recording insurance agent's license. W. Marvin Rush, Chairman of the Board and Chief Executive Officer of the Company, is licensed to act as an insurance agent in the State of Texas and is therefore qualified to act as the shareholder, director and officer of Associated Acceptance, Inc. ("AA"), the corporation currently affiliated with the Company that is licensed to act as a local recording agent. The Company has acquired as a wholly-owned subsidiary, a managing general agent (the "MGA") licensed under Article 21.07-3 of the TIC to manage all of the operations of AA. In addition to managing AA, the MGA is qualified to receive any and all commission income which is otherwise payable to AA. The MGA, Mr. Rush and AA have entered into agreements pursuant to which (i) the MGA manages all operations of AA, (ii) all of the income of AA is paid to MGA, (iii) the Company transfers such funds to AA as are necessary for its operation, and (iv) Mr. Rush has granted the MGA the right to transfer legal ownership of the shares of capital stock of AA at any time to anyone designated by MGA. Mr. Rush continues to own all of the outstanding stock of AA, subject to his agreements with MGA prohibiting the transfer of such capital stock.

         Pursuant to the terms of an agreement between the Company and General Motors Acceptance Corporation ("GMAC"), the Company may deposit with GMAC, as overnight funds, an amount no greater than 50.0% of the Company's wholesale floor plan financing debt to GMAC. The Company has a policy whereby if the Company is unable to deposit with GMAC the full amount for which it is eligible, the executive officers and directors of the Company may loan funds to the Company, which then deposits such funds with GMAC. The Company receives interest from GMAC, and pays to such officer or director interest on the funds at the rate the Company receives from GMAC less .25%. During 2000, W. Marvin Rush, Chairman of the Board and Chief Executive Officer of the Company, loaned $20,900,000 to the Company pursuant to this policy. The Company deposited such funds with GMAC. The Company received $838,937 in interest from GMAC on such funds, and paid $836,840 to Mr. Rush as interest.

                        PROPOSALS FOR 2002 ANNUAL MEETING

         The deadline for submission of shareholder proposals pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended ("Rule 14a-8"), for inclusion in the Company's proxy statement for its 2002 Annual Meeting of Shareholders is December 14, 2001. After February 26, 2002, notice to the Company of a shareholder proposal submitted otherwise than pursuant to Rule 14a-8 will be considered untimely, and the person named in proxies solicited by the Board of Directors of the Company for its 2002 Annual Meeting of Shareholders may exercise discretionary authority voting power with respect to any such proposal as to which the Company does not receive timely notice.

                                  OTHER MATTERS

         As of the date of this Proxy Statement, management does not intend to present any other items of business and is not aware of any matters to be presented for action at the Annual Meeting other than those described above. However, if any other matters should come before the Annual Meeting, it is the intention of the persons named as proxies in the accompanying proxy card to vote in accordance with their best judgment on such matters.


                                       By order of the Board of Directors,


                                       /s/ W. Marvin Rush

                                       W. MARVIN RUSH
                                       CHAIRMAN OF THE BOARD AND
                                       CHIEF EXECUTIVE OFFICER

San Antonio, Texas
April 12, 2001

ATTACHMENT `A'


                             RUSH ENTERPRISES, INC.

                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                     CHARTER


I.       PURPOSE

         The primary function of the Audit Committee (the "Committee") of Rush Enterprises, Inc. (the "Company") is to assist the Board of Directors (the "Board") in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Company to any governmental body or the public; the Company's Systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Company's auditing, accounting and financial reporting processes generally. Consistent with this function, the Committee should encourage continuous improvement of, and should foster adherence to, the Company's policies, procedures and practices at all levels. The Committee's primary duties and responsibilities are to:

         Serve as an independent and objective party to monitor the Company's financial reporting process and internal control system.

         Review and appraise the audit efforts of the Company's independent accountants.

         Provide an open avenue of communication among the independent accountants, financial and senior management and the Board.

         The Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II.      COMPOSITION

         The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. Any of the following would be considered to impair a director's independence:

     o A director who is an employee or has been an employee during the past three years.

     o A director who accepts compensation in excess of $60,000 from the Company or any of its affiliates during the previous fiscal year, other than compensation for board service, benefits under a tax-qualified retirement plan, or non-discretionary compensation.

     o A director who is a partner in, a controlling shareholder or executive officer of any for-profit business organization to which the Company made or received payments in any of the past three years that exceed 5% of the Company's or business organization's consolidated gross revenues for that year, or $200,000, whichever is greater. Payments resulting solely from investments in the Company's securities need not be considered for this purpose.

     o A director who is employed as an executive of another company where any of the Company's executives serve on that company's compensation committee.

     o A director who is an immediate family member of an individual who has been an executive officer of the Company or its affiliates during the past three years.

         All members of the Committee shall be financially literate, and at least one member of the Committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant.

         The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chairman of the Committee ("Chair") is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

         The compensation of members of the Committee may be determined from time to time by the Board.

III.     MEETINGS

         The Committee shall meet at least three times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should be available as requested by the independent accountants or management to discuss any issues related to the Company's quarterly financials prior to filing its Form 10-Q. The Committee shall cause minutes of its meetings to be prepared and maintained in the files of the Company.

IV.      RESPONSIBILITIES AND DUTIES

         To fulfill its responsibilities and duties the Committee shall:

DOCUMENTS/REPORTS REVIEW

         1. Review and update this Charter periodically, at least annually, as conditions dictate.

         2. Review the Company's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.

INDEPENDENT ACCOUNTANTS

         3. Recommend to the Board the selection of the independent accountants, and review the scope of work to be performed by the independent accountants in connection with both the annual audit and the quarterly reviews. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Company to determine the accountants' independence.

         4. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant. The independent accountants are ultimately accountable to the Board and the Committee.

         5. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the Company's financial statements.

FINANCIAL REPORTING PROCESSES

         6. In consultation with the independent accountants, review the integrity of the Company's financial reporting processes, both internal and external.

         7. Consider the independent accountants' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

         8. Consider and approve, if appropriate, major changes to the Company's auditing and accounting principles and practices as suggested by the independent accountants or management.

PROCESS IMPROVEMENT

         9. Establish regular and separate systems of reporting to the Committee by each of management and the independent accountants regarding any significant judgments made in management's preparation of the financial statements and the view of each as to the appropriateness of such judgments.

         10. Following completion of the annual audit, review with each of management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

         11. Review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.

         12. Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

ETHICAL AND LEGAL COMPLIANCE

         13. Establish, review and update periodically a Code of Ethical Conduct (the "Code") and ensure that management has established a system to enforce the Code.

         14. Review management's monitoring of the Company's compliance with the Code, and ensure that management has the proper review system in place to ensure that the Company's financial statements, reports and other financial information disseminated to governmental organizations, and the public, satisfy legal requirements.

         15. Review, with the Company's counsel, legal compliance matters including corporate securities trading policies.

         16. Review with the Company's counsel, any legal matter that could have a significant impact on the Company's financial statements.

         17. Perform any other activities consistent with this Charter, the Company's Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

                         RUSH ENTERPRISES, INC.


          PROXY--ANNUAL MEETING OF SHAREHOLDERS--MAY 15, 2001
        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned shareholders of Rush Enterprises, Inc. (the "Company") hereby appoints Robin M. Rush and Martin A. Naegelin, Jr., or each of them, proxies of the undersigned with full power of substitution to vote at the Annual Meeting of Shareholders of the Company to be held on Tuesday, May 15, 2001 at 10:00 a.m., Central Time, at the Plaza Club, Frost National Bank Building, 21st Floor, San Antonio, Texas, and at any adjournment thereof, the number of votes which the undersigned would be entitled to cast if personally present:

        (PLEASE MARK, SIGN, DATE AND RETURN IN THE ENCLOSED ENVELOPE)


/X/ votes as in this
    example using
    dark ink only

                   FOR ALL       WITHHOLD
                   nominees      AUTHORITY
                  listed at       to vote
                     right        for all
                   (except       nominees
                   as marked      listed
                    below)       at right                                                                     FOR  AGAINST  ABSTAIN
(1) ELECTION OF      / /            / /      NOMINEES: W. Marvin Rush           (2) PROPOSAL TO RATIFY THE    / /    / /      / /
    DIRECTORS                                          John D. Rock                 APPOINTMENT OF ARTHUR
                                                       W.M. "Rusty" Rush            ANDERSEN LLP AS THE
INSTRUCTIONS: To withhold authority to                 Harold D. Marshall           COMPANY'S INDEPENDENT
vote for any individual nominee, draw a                Robin M. Rush                PUBLIC ACCOUNTANTS FOR
line through or strike out that                        Ronald J. Krause             THE FISCAL YEAR
nominee's name as set forth at right.                                               ENDING DECEMBER 31, 2001.

                                                                                (3) To consider and act upon any other matter
                                                                                    which may properly come before the meeting
                                                                                    or any adjournment thereof;

                                                                                all as more fully described in the Proxy
                                                                                Statement dated April 4, 2001, relating to such
                                                                                meeting, receipt of which is hereby acknowledged.

                                                                                     This proxy when properly executed will be
                                                                                voted in the manner directed herein by the
                                                                                undersigned shareholder. If no direction is made,
                                                                                this proxy will be voted FOR the nominees listed
                                                                                in Proposal 1 and FOR Proposal 2.



Signature of Shareholders                                                              Dated                                , 2001
                         -----------------------------  -----------------------------        -------------------------------
NOTE: Please sign your name as it appears hereon. Joint owners must each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears hereon.

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